CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the reference to our firm in the Registration statement on Form N-1A of The Elite Group and to the use of our report dated October 10, 2001 on the financial statements and financial highlights of The Elite Income Fund, The Elite Growth and Income Fund and The Elite New Opportunity Fund, each a series of shares of The Elite Group. Such financial statements and financial highlights appear in the 2001 Annual report to Shareholders which is incorporated by reference in the Registration Statement and Prospectus.






                                                     TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 15, 2002

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